                                                               Exhibit 99(a)(10)



                         NOTICE OF GUARANTEED DELIVERY
                              FOR TENDER OF SHARES
                                OF COMMON STOCK
                                       OF


                        DYNAMICS CORPORATION OF AMERICA



    As set forth in "The Offer--Procedures for Tendering Shares" of the Offer To Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the certificates representing shares of common stock (the "Shares"), par value $0.10 per share of Dynamics Corporation of America (the "Company") and/or the certificates representing the associated rights (the"Rights") issued pursuant to the Rights Agreement, dated as of January 30, 1986, as amended, between the Company and First National Bank of Boston, as Rights Agent, are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer To Purchase) or the procedures for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See "The Offer--Procedures for Tendering Shares" of the Offer To Purchase.


                        THE DEPOSITARY FOR THE OFFER IS:


                       THE FIRST NATIONAL BANK OF BOSTON



          BY HAND:                  BY OVERNIGHT COURIER:                  BY MAIL:
  Securities Transfer and               Bank of Boston                  Bank of Boston
  Reporting Services, Inc.             Corporate Agency              Corporate Agency and
     One Exchange Plaza                 Reorganization                  Reorganization
   55 Broadway, 3rd Floor             Mail Stop 45-02-53              Mail Stop 45-02-53
  New York, New York 10006            150 Royall Street                 P.O. Box 1889
                                 Canton, Massachusetts 02021        Boston, Massachusetts
                                                                          02015-1889



                           BY FACSIMILE TRANSMISSION:
                        (for Eligible Institutions Only)
                                 (617) 575-2233



                 CONFIRM FACSIMILE BY TELEPHONE (CALL COLLECT)
                                 (617) 575-3120


 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER
         THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:


    The undersigned hereby tenders to CTS First Acquisition Corp., a New York corporation and a wholly owned subsidiary of CTS Corporation, an Indiana corporation, upon the terms and subject to the conditions set forth in the Offer To Purchase, dated May 16, 1997, as amended and supplemented on June 2, 1997 (the "Offer To Purchase"), and the related Letters of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares and/or Rights specified below pursuant to the guaranteed delivery procedures described in "The Offer--Procedures for Tendering Shares" of the Offer To Purchase.



  (Please Type or Print)

  Number of Shares (if Rights, so indicate):
                                                              Names of Registered Holder(s):
  Certificate Nos. (if available):                            ------------------------------------------------

                                                              ------------------------------------------------
 -----------------------------------------------------------

 -----------------------------------------------------------
                                                              Address:

  If Shares or Rights will be tendered by book-entry          ------------------------------------------------
  transfer, check one box
  / / The Depositary Trust Company                            ------------------------------------------------
  / / Philadelphia Depositary Trust Company                   ------------------------------------------------
  Account Number                                              Area Code and Telephone Number:

                                                              ------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
  PLEASE SIGN HERE:

  x
  ----------------------------------------------------------

  x
  ----------------------------------------------------------
                (Signature(s))                     (Dates)


                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


    The undersigned, a participant in the Security Transfer Agents Medallion Program ("Eligible Institution"), hereby (a) represents that the tender of Shares and/or Rights effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees that either the certificates representing the Shares and/or Rights tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account (pursuant to procedures set forth in "The Offer--Procedures for Tendering Shares" in the Offer To Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three New York Stock Exchange trading days after the date of execution hereof. The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares and Rights to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.


--------------------------------------------   --------------------------------------------
                Name of Firm                              (Authorized Signature)

--------------------------------------------   --------------------------------------------
                   Address                                  (Please Print Name)

---------------------------------------------  ---------------------------------------------
           (City, State, Zip Code)                                (Title)

---------------------------------------------  ---------------------------------------------
      (Area Code and Telephone Number)                            (Date)


    DO NOT SEND SHARES CERTIFICATES OR RIGHT CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES AND RIGHT CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF
                                  TRANSMITTAL.